UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
11615 N. HOUSTON ROSSLYN ROAD
HOUSTON, TEXAS 77086
August 8, 2006

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 10:00 a.m., on September 19, 2006, at the Sheraton Houston Brookhollow Hotel located at 3000 North Loop West, Houston, Texas 77092.

At the annual meeting, you will be asked to consider and vote upon the re-election of K. Kirk Krist, and the election of Douglas Swanson as Class III directors and on an amendment to the Non-Employee Director Option Plan to allow for the issuance of stock as a component of compensation for outside directors. Our board of directors has determined that approval of these proposals is in the best interests of our stockholders, and our board of directors recommends that you vote FOR each of these proposals.

Details regarding the matters to be acted upon at the annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

Whether or not you are able to attend the annual meeting, it is important that your shares be represented and voted. Accordingly, be sure to complete, sign and date the enclosed proxy card and mail it in the envelope provided as soon as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. If you do attend the annual meeting, you may vote in person even if you have previously returned your proxy card.

On behalf of our board of directors and management, thank you for your continued support of Boots & Coots.

Very truly yours,

K. Kirk Krist	Jerry L. Winchester
Chairman	Chief Executive Officer

i

ii

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
11615 N. Houston Rosslyn Road
Houston, Texas 77086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 19, 2006

To the Stockholders of Boots & Coots International Well Control, Inc.:

Our 2006 Annual Meeting of Stockholders will be held on September 19, 2006, at 10:00 a.m., local time, at the Sheraton Houston Brookhollow Hotel located at 3000 North Loop West, Houston, Texas 77092, for the following purposes:

(1)         to elect two nominees to our board of directors to serve as Class III directors until their successors are duly elected or until their earlier death, resignation, or removal;

(2)         to consider and vote upon a proposal to adopt the 2006 Non-Employee Director Stock Incentive Plan, which amends the Non-Employee Director Option Plan to allow for the issuance of stock as a component of the compensation for outside directors; and

(3)         to transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

The close of business on Thursday, August 3, 2006 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof.

You are cordially invited to attend the annual meeting. Your attention is directed to the attached proxy statement. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. You may vote by promptly completing, signing, dating and returning your proxy card in the enclosed envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

By Order of the Board of Directors,
Brian Keith
Corporate Secretary
Dated: August 8, 2006

iii

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
11615 N. Houston Rosslyn Road
Houston, Texas 77086

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 19, 2006, 10:00 a.m. Local Time

The enclosed proxy is solicited by our board of directors for use at the annual meeting of stockholders to be held on September 19, 2006. Shares of our common stock, par value $0.00001 per share, represented in person or by a properly executed proxy will be voted at the meeting.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by any of our officers, directors and employees who will receive no special compensation for these activities. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses.

Proxies

If you are not able to attend the annual meeting in person, you may vote by completing the enclosed proxy card and returning it to us. Instructions for voting by mail are included on your proxy card. You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the meeting. Your shares will be voted according to your instructions. If you sign and return your proxy card but do not provide instruction as to how you wish to vote, your shares will be voted FOR the election of the two Class III director nominees named in the accompanying form of proxy, and FOR the adoption of the 2006 Non-Employee Director Stock Incentive Plan, which amends to the Non-Employee Director Option Plan to allow for issuance of stock as a portion of the outside directors’ compensation. Although our board of directors is not aware of any other proposals to be presented at the meeting, your proxy authorizes the persons named in the proxy card to vote on your behalf with respect to any other matters brought before the stockholders. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Brian Keith, Corporate Secretary, Boots & Coots International Well Control, Inc., 11615 N. Houston Rosslyn Road, Houston, Texas 77086, or by signing and delivering a proxy that is dated and received later by mail, or, if you attend the meeting in person, by giving notice of revocation to the inspector of election at the meeting.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to serve at the annual meeting. The inspector(s) will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the meeting and the validity of proxies and ballots, tabulate all votes and ballots, make a written report of the meeting and perform certain other duties as required by law.

Each inspector will sign an oath to perform his or her duties in an impartial manner and to the best of his or her abilities.

Under Delaware law, our certificate of incorporation, and our bylaws, abstentions, broker non-votes or other limited proxy as to a proposal voted on at the meeting will be counted towards a meeting quorum, but cannot be voted on the proposal and therefore will not be considered a part of the voting power with respect to the proposal. Accordingly, an abstention or broker non-vote will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote. The approval of a majority of the votes cast at a meeting of stockholders at which a quorum is present is required for the proposals to adopt the 2006 Non-Employee Director Stock Incentive Plan, which amends the Non-Employee Director Option Plan, to allow for issuance of stock as a component of the compensation for outside directors. An abstention will count as vote cast, and a broker non-vote will have no effect, on the voting on this matter.

Voting Securities

Only the holders of record of our common stock at the close of business on August 3, 2006, the record date for the meeting, are entitled to vote on the election of directors at the meeting. On the record date, there were 58,653,821 shares of common stock outstanding and entitled to be voted at the meeting. A majority of the shares of common stock, present in person or by proxy, is necessary to constitute a quorum. Each share of common stock is entitled to one vote.

PROPOSAL 1:

ELECTION OF CLASS III DIRECTORS

Our Board of Directors

Our business and affairs are managed by our board of directors, which exercises all of our corporate powers and establishes broad corporate policies. Our certificate of incorporation requires that our board of directors consist of at least three and no more than nine individuals, with the exact number to be determined by the board. Currently, the size of our board of directors is fixed at seven members, thereby requiring us to have a minimum of four independent directors under the rules of the American Stock Exchange. We currently have five independent directors: Douglas E. Swanson, Cindy B. Taylor, W. Richard Anderson, Robert S. Herlin, and E. J. “Jed” DiPaolo.

Our certificate of incorporation requires that our board of directors be divided into three classes, with each class having a staggered three-year term. Directors are elected to serve until the annual meeting of stockholders for the year in which their term expires and until their successors have been elected and qualified, subject, however, to their prior death, resignation, retirement, disqualification or removal from office. Assuming a quorum is present at the annual meeting, two Class III directors will be elected by a plurality of the votes of the holders of common stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes have no effect on the vote. All duly submitted and unrevoked proxies will be voted for K. Kirk Krist and Douglas Swanson, the Class III nominees, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any unforeseen reason, the persons designated as proxies will have full discretion to vote for another person nominated by the board of directors.

Messrs. Krist and Swanson have consented to serve as Class III directors if elected. Messrs. Krist and Swanson are presently directors and have served continuously in that capacity since 1997 and 2006, respectively.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES:

Name of Nominee	Age	Year First Elected Director	Position	Class	Term
K. Kirk Krist	47	1997	Director	III	Expires 2009
Douglas E. Swanson	67	2006	Director	III	Expires 2009

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table lists the name, age, and office of each of our directors and executive officers. There are no family relationships between any director and any other director or executive officer.

NAME	AGE	POSITION
K. Kirk Krist	47	Chairman of the Board
Jerry L. Winchester	47	President, Chief Executive Officer and Director
W. Richard Anderson(1)	53	Director
E. J. DiPaolo(1)	53	Director
Robert S. Herlin(1)	51	Director
Douglas E. Swanson	67	Director
Cindy B. Taylor(2)	44	Director
Gabriel Aldape	46	Chief Financial Officer
Dewitt H. Edwards	47	Executive Vice President

       (1) Member of the audit and compensation committees.

       (2) Member of the compensation committee.

Biographies of Executive Officers And Directors

K. Kirk Krist has served as a Class III director since July 1997. Mr. Krist’s term as a director expires on the date of our 2006 annual meeting of stockholders. On December 4, 2002, Mr. Krist was elected Chairman of the Board. Mr. Krist is a 1982 graduate of the University of Texas with a B.B.A. in Business. He has been a self-employed oil and natural gas investor and venture capitalist since 1982.

Jerry L. Winchester has served as our President, Chief Operating Officer, and a Class II Director since November 1998. In July 2002 he assumed the position of President and Chief Executive Officer. Mr. Winchester will continue to serve as a Class II Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2008. Prior to joining us, Mr. Winchester was employed by Halliburton Energy Services since 1981 in positions of increasing responsibility, most recently as Global Manager—Well Control, Coil Tubing and Special Services. He received his B.S. in Engineering Technology from Oklahoma State University in 1982 and is an active member of the Society of Petroleum Engineers and the International Association of Drilling Contractors.

W. Richard Anderson has served as a Class I director since August 1999. Mr. Anderson also serves as chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Anderson serves as a Class I Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2007. Mr. Anderson is the President, Chief Financial Officer and a director of Prime Natural Resources, a closely-held oil and natural gas exploration and production company. Prior to his employment at Prime Natural Resources in January 1999, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998.

Robert S. Herlin has served as a Class I director since September, 2003. Mr. Herlin serves on the Audit Committee and chairs the Compensation Committee. Mr. Herlin serves as a Class I Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2007. Since 2003, Mr. Herlin has served as the President, CEO and a Director of Natural Gas Systems, a private company involved in the acquisition and redevelopment of oil and gas properties. Since 2003, Mr. Herlin has served as a partner with Tatum Partners, a service company that provides CFO’s and CEO’s on a contract basis to clients. Prior to his employment at Natural Gas Systems, he was CFO of Intercontinental Tower Corporation, a wireless telecom infrastructure operation in South America from 2000 to 2003. From 1997 to 2000, he was President, CEO and CFO of Benz Energy, a company engaged in oil and gas exploration based on 3-D seismic information.

E.J. “Jed” DiPaolo served as a Class I director from May 1999 until December 4, 2002, when he resigned. He subsequently rejoined the Board in September 2003. Mr. DiPaolo serves as a Class II director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2008. Mr. DiPaolo also serves on the Audit and Compensation Committees. Since August of 2003, Mr. DiPaolo has been a consultant with Growth Capital Partners, L.P., a company engaged in investments and merchant banking. Mr. DiPaolo was the Senior Vice President, Global Business Development of Halliburton Energy Services, having had responsibility for all worldwide business development activities until his retirement in 2002. Mr. DiPaolo was employed at Halliburton Energy Services from 1976 until his retirement and held progressive positions of responsibility.

Douglas E. Swanson was appointed a Class III director on March 3, 2006 in connection with our acquisition of the Hydraulic Well Control division of Oil States International, Inc., and he has been nominated for re-election for a term that will expire in 2009. Mr. Swanson is the current Chief Executive Officer of Oil States International, Inc., a diversified publicly traded oilfield services company. Mr. Swanson has served as Chief Executive Officer of Oil States since January 2000. Prior to joining Oil States, Mr. Swanson served as Chief Executive Officer of Cliffs Drilling Company, a contract drilling company, from January 1992 to August 1999. He holds a bachelor’s degree from Cornell College and is a Certified Public Accountant.

Cindy B. Taylor was appointed a Class II director on March 3, 2006 in connection with our acquisition of the Hydraulic Well Control division of Oil States International, Inc. Mrs. Taylor’s term will expire on the date of the annual meeting of stockholders scheduled for calendar year 2008. Mrs. Taylor has served as President and Chief Operating Officer of Oil States International Inc. since May 2006. From May 2000 through May 2006, Mrs. Taylor served as Oil States’ Senior Vice President—Chief Financial Officer and Treasurer. Prior to joining Oil States, Mrs. Taylor served as the Chief Financial Officer of L.E. Simmons & Associates, Incorporated from August 1999 to May 2000, the Vice President—Controller of Cliffs Drilling Company from July 1992 to August 1999, and as a Senior Manager with Ernst & Young LLP, a public accounting firm, from January 1984 to July 1992. She received a bachelor’s degree of business administration from Texas A&M University and is a Certified Public Accountant.

Gabriel Aldape has served as Chief Financial Officer since March 1, 2006. Prior to joining us, Mr. Aldape served as Vice President of HWC Energy Services, Inc. (“HWC”), a division of Oil States International, Inc. since January, 2001. Mr. Aldape joined Hydraulic Well Control (HWC) as Controller in July, 1998. Mr. Aldape’s international experience includes five years as Finance Manager and Controller in Mexico (with Smith International) and Venezuela (with Inteq, a division of Baker Hughes), as well as directing financial start up efforts in Dubai, Congo, Algeria and Egypt. While at HWC, Mr. Aldape also directed the financial integration of acquisitions. Mr. Aldape has spent 21 years in accounting and management in the oil field service industry. He received his bachelor’s degree of business administration in Accounting from St. Mary’s University in 1982.

Dewitt H. Edwards has served as our Executive Vice President since April 2006 and as Principle Financial Officer for the period from April 2005 until March 2006. From May 2002 to March 2005, Mr. Edwards served as a consultant to us, engaged in initiatives to refinance our debt and improve our overall capital structure and liquidity. Mr. Edwards was previously employed by us as our Executive Vice President from September 1998 through May 2002. Prior to September 1998 , Mr. Edwards was employed by Halliburton Energy Services for 19 years where he served in various positions of increasing authority, including Mid-Continent Area Manager and North America Resource Manager.

COMMITTEES AND BOARD MEETINGS

As permitted by our bylaws, our board of directors has designated from its members a Compensation Committee and an Audit Committee. We do not have a standing nominating committee of the board of directors or any other committee that performs a similar function. During 2005, the board of directors held four regular meetings and three special meetings. All directors attended 100% of such meetings held during 2005.

Consideration of Director Nominees.   We do not presently maintain a nominating committee of the board of directors. Instead, we rely on the judgment of our independent board members to identify and select qualified candidates for election to our board. Although our board may authorize the establishment of a nominating committee in the future, our current board is relatively small, and our independent directors already serve on the Audit Committee, the Compensation Committee, or both. Our independent directors identify nominees to the board according to the criteria outlined below, and the board ultimately selects nominees based upon the same criteria.

Our independent directors consider the following criteria in recommending the nomination of individuals for re-election to our board:

•       Record of past attendance at board of directors and committee meetings;

•       Ability to contribute to a positive, focused atmosphere in the board room;

•       Absence of any cause for removal from the board of directors; and

•       Past contributions in service on the board of directors.

In addition, all nominees for re-election shall evidence a desire and willingness to attend future board of directors and committee meetings. All decisions regarding whether to recommend the nomination of a director for re-election is within the sole discretion of the independent members of our board.

Our independent directors consider the following criteria in recommending new nominees to the board of directors and its committees from time to time:

•       Expertise and perspective needed to govern the business and strengthen and support executive management—for example: strong financial expertise, knowledge of international operations, or knowledge of the oil field services and petroleum industries.

•       Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

•       Interest and enthusiasm in us and a commitment to become involved in our future.

•       The time and energy to meet board commitments.

•       Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

•       Dedication to the highest ethical standards.

•       Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

•       Willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination of a new individual for election to the board of directors is within the sole discretion of the independent members of our board.

All new nominees and directors considered for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

Compensation Committee.   Our Compensation Committee is comprised of two or more directors appointed from time to time by, and serving at the discretion of, the board of directors. Our board of directors appointed Messrs. DiPaolo and Herlin to join Mr. Anderson on the Compensation Committee effective November 12, 2003, and Mrs. Taylor was appointed by our board of directors on March 3, 2006. Mr. Herlin is the chairman of the committee. The Compensation Committee administers our equity compensation plans, and in this capacity makes all option grants or other awards to employees, including executive officers, under the plans, and makes recommendations to the board of directors for equity awards to the Company’s directors. In addition, the Compensation Committee is responsible for making recommendations to the board of directors with respect to the compensation of our chief executive officer and our other executive officers and for establishing compensation and employee benefit policies. The Compensation Committee met once during 2005.

Audit Committee.   Our Audit Committee is comprised of two or more directors appointed from time to time by, and serving at the discretion of, the board of directors. Messrs. DiPaolo, Herlin and Anderson are the members of the Audit Committee and Mr. Anderson is the chairman of the committee. The Audit Committee reviews our financial reporting processes, system of internal controls, and the audit process for monitoring compliance with laws and regulations. In addition, the committee reviews, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit, as well as the results of that audit. Our board has determined that each of the Audit Committee members is independent, in accordance with the audit committee requirements of the American Stock Exchange and the Securities and Exchange Commission. Messrs Anderson and Herlin are financial experts within the meaning of Item 401 (h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee met four times in 2005.

PROPOSAL 2:

PROPOSED 2006 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

There is being submitted to the shareholders for their approval at the Annual Meeting, the Boots & Coots 2006 Non-Employee Directors Stock Incentive Plan (the “2006 Plan”), which amends and restates the Company’s 1997 Non-Employee Director Option Plan (the “1997 Plan”). The 1997 Plan is being amended by the 2006 Plan to provide for the issuance of stock awards and other equity compensation alternatives for compensating our directors. The 2006 Plan was approved by our board of directors on July 27, 2006, subject to shareholder approval.

The purposes of the 2006 Plan are to attract and retain highly qualified non-employee directors to perform services for us, to further align the interests of the non-employee directors with those of our stockholders, and closely link compensation with our performance.

The following is a summary of the principal features of the 2006 Plan. The summary does not purport to be a complete description of all provisions of the 2006 Plan and is qualified in its entirety by the text of the 2006 Plan, a copy of which is attached to this proxy statement as Exhibit A. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 2006 Plan.

Summary of 2006 Non-Employee Directors Stock Incentive Plan

General

The 2006 Plan authorizes the issuance, over the 10 year life of the Plan, of up to 750,000 shares of common stock of the Company, plus the 145,250 shares of common stock that remain available for grant of options under the 1997 Plan, to our non-employee directors. The 2006 Plan also provides for the issuance of Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Stock Awards, or Other Incentive Awards, as the Board may determine.

Administration

The 2006 Plan is administered by the Board of Directors. The Board shall have the total and exclusive responsibility to control, operate, manage and administer the 2006 Plan in accordance with its terms. The Board has the authority, discretion and power to select the Participants who will receive Awards pursuant to the 2006 Plan, and to determine the type and size of such Awards.

Awards Under the 2006 Plan

The 2006 Plan provides that the maximum number of shares of common stock that shall be available for grant under the 2006 Plan shall be 750,000 shares, plus the 145,250 shares of Common Stock that as of the Effective Date remain available for grant of options under the 1997 Plan. Any grant of Options, Restricted Stock or Stock Awards shall reduce the number of shares of common stock available for grant of Awards under the 2006 Plan by the number of shares subject to such an Award. If, however, any Award is forfeited, canceled or terminated, the shares then subject to such Award shall again be available for grant of Awards under the 2006 Plan.

Options

The Board may issue Options to Participants, which shall be exercisable in whole or in such installments and at such times as may be determined by the Board. The exercise price of any Options issued under the 2006 Plan shall not be less than 100% of the Fair Market Value per share of common stock on the grant date, subject to certain limited exceptions. The term of any Options granted shall be as specified by the Board, but no Option shall have a term greater than ten years. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Board service, which shall be determined at the discretion of the Board.

Stock Appreciation Rights

The Board may grant Awards in the form of SARs in such numbers and at such times as it shall determine, and which shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Board. The price at which SARs may be exercised shall be determined by the Board but shall not be less than 100% of the Fair Market Value per share of common stock on the Grant Date. Upon exercise of the SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of common stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares.

Restricted Stock and Restricted Stock Units

The 2006 Plan adds to the 1997 Plan by providing for Awards in the form of Restricted Stock, which may be granted in such numbers and at such times as the Board may determined. The Restricted Stock may have such restrictions as the Board deems advisable, including, without limitation, providing for vesting upon the achievement of specified performance goals and restrictions under applicable Federal or state securities laws. The Board may require a Participant to pay a stipulated purchase price for each share of Restricted Stock it Awards to such Participant. Each Award of Restricted Stock shall have an applicable Restricted Period imposed upon such Restricted Stock, during which time the Restricted Stock shall be subject to forfeiture.

Restricted Stock Units may also be granted to Participants in such numbers and at such times as the Board determines. Restricted Stock Units shall be subject to any such vesting and forfeiture provisions as the Board may determine. A Participant shall not, however, be required to make any payment for Restricted Stock Units. Each Award of Restricted Stock Units will be subject to a Restricted Period. A grant of Restricted Stock Units may, at the Board’s discretion, include a tandem Cash Dividend Right or Dividend Unit Right grant.

Stock Awards

Stock Awards may be granted to Participants upon such terms and conditions as the Board may determine. Shares of common stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, as determined by the Board.

Amendment of the 2006 Plan

The 2006 Plan may be suspended, terminated, amended or modified, in whole or in part, by the Board at any time; provided, however, that no amendment or modification shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of our common stock if (a) such amendment or modification increases the maximum number of shares subject to the Plan (except as otherwise provided in the 2006 Plan) or changes the designation or class of persons eligible to receive Awards under the 2006 Plan, or (b) our counsel determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of any exchange or association on which the common stock is then listed or quoted. In addition, the Board may amend the terms of any outstanding Award granted pursuant to the 2006 Plan, provided that no such amendment shall adversely affect in any material way the Participant’s rights under an outstanding Award without the consent of such Participant.

Termination

Unless previously terminated by the Board, the 2006 Plan will terminate at the close of business on September 18, 2016, after which time no further grants may be made under the 2006 Plan.

Approval by Stockholders

The amendment to the 1997 Plan (the 2006 Plan) must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to  vote.

The table below reflects the number of shares of restricted stock and the dollar value of stock that will be received in 2006 by each of the following persons under the 2006 Plan:

2006 Non-Employee Director Stock Incentive Plan

Name and Position	Dollar Value	Number of Shares(2)
W. Richard Anderson	$30,000	17,143
Robert S. Herlin	$30,000	17,143
E.J. “Jed” DiPaolo	$30,000	17,143
Douglas E. Swanson(1)	—	—
Cindy B. Taylor(1)	—	—
K. Kirk Krist	$30,000	17,143
All non-employee directors as a group	$120,000	68,572

       (1) Mr. Swanson and Mrs. Taylor have elected not to receive awards in 2006 under the 2006 Plan.

       (2) Each of the non-employee directors (except for Mr. Swanson and Mrs. Taylor) will receive, subject to stockholder approval, that number of shares of restricted stock equal to $30,000 divided by the fair market value of the stock on July 27, 2006, the day that the board of directors approved the awards. The restricted stock shall fully vest at the earliest of one year from the date of grant or at the next annual meeting of the Company’s shareholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 2006 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN, WHICH IS AN AMENDMENT TO THE COMPANY’S 1997 PLAN. UNLESS OTHERWISE INDICATED ON THE PROXY, THE SHARES WILL BE VOTED FOR ADOPTION OF THE COMPANY’S 2006 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN. IF PROPOSAL 2 IS NOT ADOPTED, THE 1997 PLAN WILL REMAIN IN FULL FORCE AND EFFECT UNAMENDED.

AUDIT COMMITTEE REPORT

Audit Committee.   From 2004 to the present, the members of the Audit Committee have been Messrs. Anderson, DiPaolo, and Herlin. Our board has determined that all members of the Audit Committee were, and are today, “independent”, as such term is defined in Section 121(A) of the American Stock Exchange’s listing standards. Messrs Anderson and Herlin are financial experts within the meaning of Item 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. During 2005, the Audit Committee met four times. Our board of directors has adopted a written charter for the Audit Committee, and a copy of the Audit Committee charter is included as Exhibit A to our proxy statement filed on January 30, 2006. In accordance with the Audit Committee’s charter, the Audit Committee reviews our financial reporting processes, its system of internal controls, and the audit process for monitoring compliance with laws and regulations. In addition, the committee reviews, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit, as well as the results of that audit.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005, with our management. The committee also discussed with UHY Mann Frankfort Stein & Lipp CPAs, LLP, (“UHY”), our independent auditors for the 2005 fiscal year, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as modified or supplemented, and have received the written disclosures and the letter from UHY required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. Based on the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in our Annual Report on Form 10-K.

Respectfully submitted,
THE AUDIT COMMITTEE
W. Richard Anderson
E. J. DiPaolo
Robert S. Herlin

AUDIT RELATED FEES

During 2005 and 2004, we incurred the following fees for services performed by UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY”):

Fee Type	2005	2004
Audit Fees	$190,000	$192,000
Audit Related fees	46,000	53,000
Tax Fees	—	—
Other Fees	16,000	—
Total Fees	$252,000	$245,000

Audit fees represent the aggregate fees for professional services rendered by UHY for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, and the reviews of our financial statements included in our Forms 10-Q for all quarters of fiscal 2005 and 2004.

Audit Related Fees—Audit related fees include professional services rendered by UHY for audits of our employee benefit plans.

Tax Fees—We use an independent consultant other than UHY to perform all tax related consulting work.

All Other Fees—Other fees paid to UHY during 2005 were related to the acquisition of HWC and no other fees were paid in 2004.

Pre-Approval Policies and Procedures—The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by UHY as the principal independent accountants and all audit services provided by other independent accountants. All of the services described above provided by UHY to us were approved in accordance with the policy.

Work Performed by Principal Accountant’s Full Time, Permanent Employees—UHY’s work on our audit was performed by UHY partners and employees.

The Selection of Auditors—The Board of Directors appointed UHY as principal independent accountants to examine our financial statements and our books and records for the years ended

December 31, 2005 and 2004. The appointment was made upon the recommendation of the Audit Committee. UHY has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in us. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with us in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

Resignation of Auditors.—On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP (“Mann Frankfort”) announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which Mann Frankfort was previously affiliated. UHY LLP is a legal entity separate from Mann Frankfort.

On July 18, 2006, Mann Frankfort notified us that it had ceased to provide audit services in connection with its transaction with UHY, and accordingly, that it was resigning as our independent registered public accountants on that date.

None of the reports of Mann Frankfort on our financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

On July 18, 2006, we engaged UHY as our independent registered public accountants for our fiscal year ending December 31, 2006 and the preceding interim periods. During our two most recent fiscal years or subsequent interim period, we have not consulted with UHY regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did UHY provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. Further, during our two most recent fiscal years or subsequent interim periods, we have not consulted with UHY on any matter that was the subject of a disagreement or a reportable event.

The decision to change principal accountants was approved by the Audit Committee of our Board of Directors.

During our two most recent fiscal years and any subsequent interim periods, there were no disagreements between us and Mann Frankfort on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mann Frankfort, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

We provided Mann Frankfort with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of a Form 8-K on July 19, 2006, (the “8-K”). We requested that Mann Frankfort deliver to us a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made by us in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it did not agree. Mann Frankfort indicated that it did not disagree. A copy of the letter from Mann Frankfort is filed as Exhibit 16.1 to the 8-K.

Representatives of UHY will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the American Stock Exchange. On March 1, 2006, Gabriel Aldape became employed by the Company as its Chief Financial Officer. On that same date, Mr. Aldape was awarded options to purchase 150,000 shares of the Company’s common stock. Mr. Aldape filed his Form 3 (Initial Statement of Beneficial Ownership of Securities) on July 17, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Based upon a review of our internal records to the date of this proxy statement, other than as set forth below, there have not been any transactions and there are currently no proposed transactions between us and any executive officer, director, 5% beneficial owner of our common stock, or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had a direct or indirect material interest.

We entered into a consulting agreement with Oak Hollow Consulting LLC, an entity controlled by Dewitt Edwards, our Executive Vice President, prior to his employment with us. Under the consulting agreement, Oak Hollow received a success fee equal to $153,655, or 0.25% of the Transaction (defined below) value and 0.25% of the amount of our new $20 million senior credit facility, upon the closing of our acquisition of the Hydraulic Well Control division of Oil States International, Inc. (the “Transaction”). Additionally, one of our directors, E.J. “Jed” DiPaolo, is a consultant to Growth Capital Partners, L.P., which we engaged to provide investment banking services for the Transaction. Upon the closing of the Transaction, Growth Capital received a success fee of $498,480, which is equal to 1% of the Transaction value and 1% of the amount of our new $20 million senior debt facility, less $100,000 in retainers that we had previously paid to Growth Capital. Although Mr. DiPaolo may receive bonuses based upon Growth Capital’s profitability and his relative contributions, he has no direct interest in fees that we paid to Growth Capital in connection with the Transaction.

SECURITY HOLDER COMMUNICATIONS

Security holder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent in care of the Company’s Secretary at Boots & Coots International Well Control, Inc., 11615 N. Houston Rosslyn Road, Houston, Texas 77086. The Secretary will forward all such communications to the board of directors or to particular directors as directed without screening such communications.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that covers all employees, directors, and officers, and that relates to the honest and ethical conduct in all business dealings, full, fair, accurate, timely and understandable disclosures in all reports filed by us with, or submitted to, the Securities and Exchange Commission and in other public communications, compliance with applicable governmental rules and regulations, and avoidance of conflicts of interest. The Code of Business Conduct and Ethics is available on the ‘Company Info’ link at www.boots-coots.com. Copies of the Code of Business Conduct and Ethics may also be obtained upon written request of our corporate Secretary at our principal executive office address.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth the cash and non-cash compensation information for the years ended December 31, 2005, 2004, and 2003 for the Chief Executive Officer and the other executive officers whose salary and bonus earned for services rendered to us exceeded $100,000 for the most recent fiscal year.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other		Securities
				Annual	Restricted	Underlying		All Other
Name And				Compen-	Stock	Options/	LTIP	Compen-
Principal Position	Year	Salary($)	Bonus($)	sation(5)($)	Award(s)($)	SARs(#)	Payouts($)	sation(6)($)
K. Kirk Krist(1)	2005	$240,000	__	$27,500		103,750
Chairman of the	2004	242,175	$78,975	$20,000	$279,000	__
Board	2003	236,775	157,950	5,000		400,000
Jerry L. Winchester	2005	$268,000	__			__		$6,654
Chief Executive	2004	268,000	62,500			__		3,900
Officer	2003	263,500	187,500		$360,000 (2)	500,000 (2)		3,606
Dewitt Edwards	2005	$149,250	__		__	300,000 (3)
Senior Vice
President
Kevin Johnson	2005	$136,541	__		__	—		$4,096
Vice President—	2004	132,667	31,250		None	150,000 (4)		4,917
Accounting	2003	127,833	62,500					3,835

          (1) Mr. Krist served as a consultant to us and was compensated pursuant to terms of a Consulting Agreement. Effective July 15, 2004, we granted Mr. Krist options to purchase 400,000 shares of common stock at an exercise price equal to the fair market value of the shares on August 19, 2004 (the date the options were granted), of which 325,000 shares have vested with the remaining 75,000 to be vested on August 19, 2006. Mr. Krist also received 300,000 shares of restricted stock (valued at $0.93 per share), of which 150,000 vested on August 13, 2004 and the other 150,000 vested on March 3, 2006. On July 15, 2006, the Consulting Agreement with Mr. Krist expired, so Mr. Krist will no longer be compensated under that agreement. Non-executive board members, including Mr. Krist, received $5,000 for each board meeting attended effective in the fourth quarter of 2003, which is reflected in Mr. Krist’s compensation under the heading “Other Annual Compensation”. On April 25, 2005 Mr. Krist also received a one-time, 100,000 share stock option vesting over a five month period for services as a board member. Each non-executive board member, including Mr. Krist, also received an option to purchase 3,750 shares of common stock on May 19, 2005, with an exercise price equal to the closing price of the stock on that date, for their services as board members.

          (2) Effective October 1, 2003, we granted Mr. Winchester options to purchase 500,000 shares of common stock at an exercise price equal to the fair market value of the shares on that date, which options were all immediately vested. Mr. Winchester also received 300,000 shares of restricted stock (valued at $1.20 per share), of which 120,000 have vested with the remainder to vest over the next three years, conditioned upon continued employment at the time of each vesting.

          (3) Effective October 12, 2005, Mr. Edwards received 300,000 stock options to purchase common stock, vesting over three years, 50 percent in 2006 and 25 percent in each of 2007 and 2008, pursuant to the 2004 Long Term Incentive Plan. Mr. Edwards joined us on April 1, 2005.

          (4) Effective November 1, 2004, Mr. Johnson received 150,000 stock options to purchase common stock, vesting over three years, 50 percent in 2005 and 25 percent in each of 2006 and 2007, pursuant to the 2004 Long Term Incentive Plan. Mr. Johnson resigned from the Company on July 12, 2006.

          (5) Consists of fees paid for attendance at the Board meetings.

          (6) Reflects life insurance premiums and matching contributions to 401(k) plan.

Option/SAR Grants in Fiscal Year 2005

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Option/SARS Granted(#)	Percent of Total Options/ SARS Granted to Employees In Fiscal Year	Exercise Price ($/Share)	Expiration Date	5%	10%
Dewitt Edwards	300,000	40.0%	$1.13	10/12/11	$108,000	$252,000
K. Kirk Krist	100,000	13.0%	$1.24	10/24/10	$5,000	$39,000
K. Kirk Krist	3,750	1.0%	$.92	5/19/10	$1,000	$2,000

       (1) Based on the fair market value of shares of common stock on the date the options were granted. The actual value received upon sales of the shares may vary materially from the values cited in the above table.

Aggregated Option/SAR Exercises
and December 31, 2005 Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options /SARs At December 31, 2005 (shares)		Value of Unexercised In-the-Money Options/SARs At December 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
K. Kirk Krist	—	—	466,250	75,000	$39,950	$8,250
Jerry Winchester	—	—	537,500	—	—	—
Dewitt Edwards	—	—	—	300,000	—	—
Kevin Johnson	—	—	158,100	75,000	$27,250	$27,250

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	5,847,000	$1.02	4,030,000
Equity compensation plans not approved by security holders	—	—	—
Total	5,847,000	$1.02	4,030,000

Compensation Committee Interlocks and Insider Participation

In the period covered by this report, none of our executive officers served as a board member or member of a Compensation Committee or similar body for another company that had an executive officer serving as a member of our board of directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Determination of Executive Compensation

The objectives of the Compensation Committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under our various equity incentive plans. In making its decisions, the committee takes into account the conditions within our industry, our income statement and cash flow, and the attainment of various designated business objectives. Individual performances are also reviewed, taking into account the individual’s responsibilities, experience and potential, his or her period of service and current salary and the individual’s compensation level as compared to similar positions at other companies. The committee’s evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas pursuant to which the executive officers’ annual compensation is determined. Messrs. Anderson, DiPaolo and Herlin and Mrs. Taylor currently serve on the Compensation Committee.

The board of directors instructed the Compensation Committee to review and determine the most effective means in which to compensate and provide incentives for the board as a whole, the Chief Executive Officer, our executive management and our non-employee outside directors. The Compensation Committee established a bonus plan that awards executive management and certain employees a cash bonus in an amount equal to a varying percentage of their base salary depending upon our performance against certain net income and EBITDA goals.

Compensation Arrangements

Determination of the Chief Executive Officer’s Compensation.   On July 27, 2002, we appointed Jerry L. Winchester as our Chief Executive Officer.  Under the terms of his employment agreement, we pay Mr. Winchester an annual salary of $250,000 and an annual automobile allowance of $18,000. In addition, on October 1, 2003, Mr. Winchester was granted an option to purchase up to 500,000 shares of our common stock at a per share price of $1.20, which was the fair market value of our common stock on that date. The option vested on the effective date of the agreement. Mr. Winchester was also granted 300,000 shares of restricted stock with 60,000 shares vesting on the effective date of his employment agreement and the remainder vesting over the following four years, conditioned upon continued employment at the time of each vesting. The terms of Mr. Winchester’s contract were negotiated utilizing the input of a third party compensation consultant who evaluated competitive market trends and a market study, and the terms were based upon the key roles of Mr. Winchester in maintaining the close working relationship with Halliburton, developing new business, identifying and completing acquisitions, resolving outstanding issues of prior period litigation and maturing debt, and providing leadership during a period of volatility in our business. The option award pertains to Mr. Winchester’s performance on these issues during 2003, while the restricted stock award is an incentive to his performance during the period of the contract.

On June 30, 2006, we entered into an employment agreement with Dewitt H. Edwards. Mr. Edwards serves as Executive Vice President of the Company. The initial term of employment is two years, subject to automatic renewals for successive two-year terms. Mr. Edwards will receive an annual base salary of $220,000, subject to increase upon review by the board of directors. Mr. Edwards is also entitled to certain other benefits, including the ability to participate in our employee incentive compensation program and any additional executive compensation plans adopted from time to time by the board of directors, any of our retirement or similar plans, life, health, and dental insurance programs, and all other employee benefit plans as may from time to time be made available. We may terminate Mr. Edwards’ employment agreement upon his death or disability, or for cause. If terminated by either party for any reason other than cause, Mr. Edwards will be entitled to receive a lump sum equal to one year’s annual salary, any earned bonus at the time of termination, premiums for major medical insurance, and the vesting of half of all of his unvested stock options. In addition, if we undergo a “Change in Control” (as defined in the agreement) and Mr. Edwards is terminated for any reason other than for cause, all of his unvested options will immediately vest in full.

Mr. Krist serves as our Chairman of the Board and also served from time to time as a consultant to us. Mr. Krist’s consulting agreement became effective July 15, 2004, resulting in the payment of an annual fee of $241,200 for the first year of the two -year agreement. In addition, Mr. Krist was granted an option to purchase up to 400,000 shares of our common stock at a price of $0.93 per share, which was the fair market value on August 19, 2004, the date the options were granted. Of these options, 250,000 vested on the date of the agreement and 75,000 vested on August 19, 2005. The remaining 75,000 options will vest no later than August 19, 2006. Mr. Krist was also granted 300,000 shares of restricted stock, of which 150,000 shares vested on August 13, 2004 and the remaining 150,000 shares vested on March 3, 2006. In addition, in the second and final year of the agreement, Mr. Krist was paid at the annual rate of $241,200 until April 1, 2006, at which time his compensation was changed to payment of $1,000 per day as we required his services. The Consulting Agreement expired on July 15, 2006 and Mr. Krist is no longer compensated thereunder.

Non-executive board members, including Mr. Krist, received $5,000 for each board meeting attended, which is reflected in Mr. Krist’s compensation. On April 25, 2005, Mr. Krist also received a one-time, 100,000 share stock option vesting over a five month period for services as a board member.

Respectfully submitted,
THE COMPENSATION COMMITTEE
W. Richard Anderson
E. J. DiPaolo
Robert S. Herlin

COMPENSATION OF DIRECTORS

Directors who are also employed by us do not generally receive a retainer or fees for service on the board or any committees. During 2005 and through March 31, 2006, the Chairman of the Board and directors who are not employed by us were entitled to receive a fee of $5,000 for attendance at each meeting of the board, $2,500 per committee chaired and $2,500 for each special committee meeting. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors. In addition, on July 7, 2004, each non-employee director (except Mr. Krist) was granted an option for 100,000 shares of common stock at fair market value as of September 30, 2003 (equal to $1.24), which is the date upon which the said directors became entitle to receive the options. The closing price on September 30, 2003 was actually higher than the July 7, 2004 closing price of $1.15. These options vested over a two-year period beginning on September 30, 2003. Mr. Krist’s option for 100,000 shares was actually granted on April 25, 2005 at the same exercise price of $1.24 per share (which price was higher than the closing price on April 25, 2005 of $1.01).

On May 31, 2006, the Board of Directors approved a plan for outside directors that will compensate each non-employee director with an annual retainer of $20,000, plus $30,000 of our common stock awarded annually, $5,000 for each board meeting attended and $1,000 for each special board meeting and committee meeting attended. In addition, the Chairman of the Board will receive an additional $25,000 annual fee, the Chairman of the Audit Committee will receive an additional $10,000 annual fee, and the Chairman of the Compensation Committee will receive an additional $5,000 annual fee. The plan became effective as of the second quarter of 2006; however, the payment of $30,000 worth of common stock annually to outside directors is subject to shareholder approval of the 2006 Non-Employee Director Stock Incentive Plan. Mr. Swanson and Mrs. Taylor chose to not participate in this plan in 2006.

Non-Employee Director Option Plan.   On November 12, 1997, our board of directors adopted the Non-employee Director Stock Option Plan (the “1997 Plan”) and our stockholders approved such plan on December 8, 1997. The 1997 Plan provides for the issuance each year of an option to purchase 3,750 shares of common stock to each member of the board of directors who is not an employee. The purpose of the 1997 Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist us in achieving our growth objectives. Options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the board of directors prior to such date. After one year from the date of the grant, options outstanding under the 1997 Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the 1997 Plan are not transferable except by will or by operation of law. Options to purchase 48,000 shares of common stock have been granted under the 1997 Plan at an exercise price of $3.00 per share. In addition, each outside director was granted an option for 100,000 shares of common stock at the fair market value as of September 30, 2003 (equal to $1.24). These options vested over a two-year period beginning on September 30, 2003. Through December 31, 2005, options covering an aggregate of 454,750 shares of common stock have been granted under the 1997 Plan and there were 415,000 shares underlying options outstanding under the plan. As described in Proposal 2, stockholders are being asked to approve the 2006 Non-Employee Director Stock Incentive Plan which amends and restates the 1997 Plan to permit the issuance of stock and other equity based compensation as a component of the compensation for outside directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 3, 2006, information regarding the ownership of our common stock owned by (i) each person (or “group” within the meaning of Section 13(d)(3) of the Security Exchange Act of 1934) that we know owns beneficially more than 5% of our common stock; (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Jerry L. Winchester	653,561	(2)	1.1%
K. Kirk Krist	940,259	(3)	1.6%
Dewitt H. Edwards	—		*
Kevin D. Johnson	83,100	(4)	*
W. Richard Anderson	160,000	(5)	*
Jed DiPaolo	103,750	(6)	*
Robert S. Herlin	103,750	(6)	*
Douglas E. Swanson	—		*
Cindy B. Taylor	—		*
Gabe Aldape	50,000	(7)	*
Oil States Energy Services, Inc.	26,462,137	(8)	45.2%
333 Clay Street, Suite 4620 Houston, Texas 77002
All executive officers and directors as a group (ten people)	2,094,420		3.6%

                 * less than 1%

       (1) Unless otherwise noted, the business address for purposes hereof for each person listed is 11615 N. Houston Rosslyn Road, Houston, Texas 77086. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

       (2) Includes options and/or warrants to purchase 513,750 shares of common stock exercisable within 60 days.

       (3) Includes options and/or warrants to purchase 312,500 shares of common stock exercisable within 60 days

       (4) Consists of options to purchase 83,100 shares of common stock exercisable within 60 days

       (5) Consists of options and/or warrants to purchase 160,000 shares of common stock exercisable within 60 days.

       (6) Consists of options to purchase 103,750 shares of common stock exercisable within 60 days.

       (7) Consists of options to purchase 50,000 shares of common stock exercisable within 60 days.

       (8) Oil States Energy Services Inc. is a wholly owned subsidiary of Oil States International, Inc., which may be deemed to have shared voting and investment power over such shares.

PERFORMANCE OF COMMON STOCK

The following graph compares our total stockholder return on an investment of $100 at December 31, 2000 in the common stock for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 as compared to the Standard & Poors’ 500 Stock Index and the Standard & Poors’ Energy Composite Index over the same period.

	12/00	12/01	12/02	12/03	12/04	12/05
Boots & Coots International Well Control, Inc.	100.00	114.29	36.57	72.00	52.00	59.43
S&P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75
S&P Energy Composite Index	100.00	89.60	79.63	100.04	131.60	172.88

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for action at the next annual meeting of stockholders should submit their proposals in writing to our Secretary at the address set forth on the first page of this proxy statement. We must receive proposals no later than March 1, 2007 for inclusion in the items considered at the annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We have provided without charge to each person whose proxy is solicited hereby a copy of the 2005 Annual Report of the Company, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2005 (including the consolidated financial statements) filed with the SEC.

Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, www.boots-coots.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this proxy statement. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Brian Keith, Secretary, at our principal executive office, which is:

Boots & Coots International Well Control, Inc.
11615 N. Houston Rosslyn Road
Houston, Texas  77086
Phone (281) 931-8884
investorrelations@boots-coots.com

OTHER MATTERS

Our board of directors knows of no other business matters to be acted upon at the annual meeting other than those referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board may recommend.

EXHIBIT A

FORM OF 2006 NON-EMPLOYEE DIRECTOR
STOCK INCENTIVE PLAN

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

2006 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1            Establishment.   Boots & Coots International Well Control, Inc. (“Boots & Coots”) hereby establishes the Boots & Coots International Well Control, Inc. 2006 Non-Employee Director Stock Incentive Plan, as an amendment and restatement of the Boots & Coots International Well Control,  Inc. Non-Employee Director Stock Option Plan, originally effective November 24, 1997 and as thereafter amended (the “Superseded Plan”). Options granted pursuant to the Superseded Plan will continue to be governed by the terms of the Superseded Plan as in effect at the date of grant of such Options.

1.2            Purpose.   The purposes of the Plan are to attract and retain highly qualified non-employee directors to perform services for Boots & Coots, to further align the interests of the non-employee directors with those of the stockholders of Boots & Coots, and closely link compensation with Boots & Coots performance. Boots & Coots is committed to creating stockholder value. Boots & Coots’ compensation philosophy is based on the belief that Boots & Coots can best create stockholder value if non-employee directors act and are rewarded as business owners. Boots & Coots believes that an equity stake through equity compensation programs effectively aligns non-employee director and stockholder interests.

1.3            Effectiveness and Term.   This Plan shall become effective as of [                            ], 2006 (the “Effective Date”), the date of approval of the Plan by the holders of at least a majority of the shares of Common Stock either (a) present or represented and entitled to vote at a special meeting of the stockholders of Boots & Coots duly held in accordance with applicable law or (b) by written action in lieu of a meeting in accordance with applicable law. Unless terminated earlier by the Board pursuant to Section 13.1, this Plan shall terminate on the day prior to the tenth anniversary of the Effective Date.

ARTICLE II. DEFINITIONS

2.1            “Affiliate” means (a) a “parent corporation” or a subsidiary corporation” of Boots & Coots as those terms are defined in Sections 424(e) and (f) of the Code, respectively, or (b) any other corporation, organization, association, partnership, or other type of entity with whom Boots & Coots would be considered a single employer under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (partnerships, proprietorships, etc., under common control).

2.2            “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.3            “Award Agreement” means a written agreement between Boots & Coots and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.4            “Board” means the Board of Directors of Boots & Coots.

2.5            “Boots & Coots” means Boots & Coots International Well Control, Inc., a Delaware corporation, or any successor thereto.

2.6            “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Boots & Coots with respect to a share of Common Stock during the period such Award is outstanding.

2.7            “Cause” means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (a) a breach of duty by the Participant in the course of his service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to Boots & Coots, or moral turpitude constituting criminal felony; (b) conduct by the Participant that is materially detrimental to Boots & Coots, monetarily or otherwise, or reflects unfavorably on Boots & Coots or the Participant to such an extent that Boots & Coots’ best interests reasonably require the termination of the Participant’s service; (c) acts or omissions of the Participant materially in violation of his obligations under any written agreement between the Participant and Boots & Coots or at law; or (d) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

2.8            “Change of Control” means (a) a “change in control” as that term is defined in the federal securities laws, (b) the acquisition by any person, after the Effective Date, of 50.1% or more of the shares of voting securities of Boots & Coots, (c) a majority of individuals who are nominated by the Board for election to the Board on any date fail to be elected as a result of a proxy fight or contested election for positions on the Board, or (d) the sale, lease, transfer or other disposition of all or substantially all of the assets of Boots & Coots (other than to a wholly-owned subsidiary of Boots & Coots).

2.9            “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.10          “Committee” means the Board.

2.11          “Common Stock” means the common stock of Boots & Coots, $0.00001 par value per share, or any stock or other securities of hereafter issued or issuable in substitution or exchange for the Common Stock.

2.12          “Company” means Boots & Coots and any Affiliate.

2.13          “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Boots & Coots with respect to a share of Common Stock during the period such Award is outstanding.

2.14          “Effective Date” means the date this Plan becomes effective as provided in Section 1.3.

2.15          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16          “Fair Market Value” means of a share of Common Stock on any date shall be (a) the closing sale price on that day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (b) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that day as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (c) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder.

2.17          “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.18          “Non-Employee Director” means an individual who (a) is now, or hereafter becomes, a member of the Board of Directors of Boots & Coots, and (ii) is neither an employee nor an officer of Boots & Coots or of an Affiliate. For purposes of this Plan, “employee” means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code, and “officer” means an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of Boots & Coots or an Affiliate to serve as such.

2.19          “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. Options granted under the Plan shall be nonqualified stock options that are not intended to meet the requirements of Section 422 of the Code.

2.20          “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.21          “Participant” means a Non-Employee Director who performs services for Boots & Coots that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.22          “Permitted Transferee” shall have the meaning given such term in Section 14.4.

2.23          “Plan” means the Boots & Coots International Well Control, Inc. 2006 Non-Employee Director Stock Incentive Plan, as in effect from time to time.

2.24          “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.25          “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.26          “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.27          “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.28          “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.29          “Securities Act” means the Securities Act of 1933, as amended.

2.30          “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.31          “Superseded Plan” means the Boots & Coots International Well Control, Inc. Non-Employee Director Stock Option Plan, effective November 24, 1997, as in effect prior to the Effective Date.

ARTICLE III. PLAN ADMINISTRATION

3.1            Plan Administrator and Discretionary Authority.   The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:  (a) interpret the Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (c) construe any ambiguous provision of the Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (f) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2            Liability; Indemnification.   No member of the Committee shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee shall be fully indemnified and protected by Boots & Coots with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1            Available Shares.

(a)    Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be (i) 750,000 shares of Common Stock, plus (ii) 145,250 shares of Common Stock that as of the Effective Date remain available for grant of options under the Superseded Plan. Shares of Common Stock available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding options granted under the Superseded Plan that later cease to be subject to such options for any reason other than such options having been exercised, subject to adjustment as provided in Section 4.2, which shares of Common Stock shall, as of the date such shares cease to be subject to such options, cease to be available for grant under the Superseded Plan, but shall be available for issuance under the Plan.

(b)   Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Boots & Coots will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2            Adjustments for Recapitalizations and Reorganizations.   Subject to Article XII, if there is any change in the number or kind of shares of Common Stock outstanding (a) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (b) by reason of a merger, reorganization, or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without Boots & Coots’ receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Boots & Coots’ payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of Boots & Coots other than cash, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which a Participant may receive Options and SARs in a calendar year, the maximum number and kind of shares of Common Stock for which a Participant may receive all Awards in a calendar year, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3            Adjustments for Awards.   The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a)    Options, Restricted Stock and Stock Awards.   The grant of Options, Restricted Stock or Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b)   SARs.   The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan. The grant of SARs that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(c)    Restricted Stock Units.   The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(d)   Other Incentive Awards.   The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(e)    Cancellation, Forfeiture and Termination.   If any Award referred to in Sections 4.3(a), (b), (c), or (d) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(f)    Payment of Exercise Price and Withholding Taxes.   If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V. ELIGIBILITY

The Committee shall select Participants from the Non-Employee Directors. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee. All Non-Employee Directors are eligible to participate in the Plan.

ARTICLE VI. FORM OF AWARDS

6.1            Form of Awards.   Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, and Stock Awards and Other Incentive Awards pursuant to Article XI, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2            No Repricing or Reload Rights.   Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.

ARTICLE VII. OPTIONS

7.1            General.   Awards may be granted in the form of Options.

7.2            Terms and Conditions of Options.   An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to a Participant as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and complies with Section 409A of the Code.   Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant

Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3            Exercise of Options.

(a)    Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Boots & Coots setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b)   Upon exercise of an Option, the exercise price of the Option shall be payable to Boots & Coots in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c)    During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Boots & Coots or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Boots & Coots to pay the exercise price and any required withholding taxes.

(d)   As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Boots & Coots shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5            Termination of Service.   Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Board service. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)    Termination Other Than For Cause.   If the service of a Participant shall terminate for any reason other than Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of service or (ii) the expiration of the term of such Option.

(b)   Termination for Cause.   Notwithstanding paragraphs (a) above, if the service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of service or (ii) the expiration of the term of such Option.

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1            General.   The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and comply with Section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

8.2            Exercise of SARs.   SARs shall be exercised by the delivery of a written notice of exercise to Boots & Coots setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

ARTICLE IX. RESTRICTED STOCK

9.1            General.   Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2            Purchased Restricted Stock.   The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

9.3            Restricted Period.   At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4            Other Terms and Conditions.   Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Boots & Coots in the name of a nominee of Boots & Coots and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) Boots & Coots shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (b) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted

Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of service (by reason of death, permanent and total disability, resignation, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5            Miscellaneous.   Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Boots & Coots or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

10.1          General.   Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from Boots & Coots one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2          Restricted Period.   At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3          Cash Dividend Rights and Dividend Unit Rights.   To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

10.4          Other Terms and Conditions.   At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of service (by reason of death, permanent and total disability, resignation, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

ARTICLE XI. STOCK AWARDS AND OTHER INCENTIVE AWARDS

11.1          Stock Awards.   Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.

11.2          Other Incentive Awards.   Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XII. CHANGE OF CONTROL

12.1          Accelerated Vesting.   Except as provided otherwise in an Award Agreement at the time an Award is granted, notwithstanding any provision of this Plan to the contrary, upon a Change of Control of Boots & Coots, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

(a)    if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change of Control (the “Change Effective Time”), or

(b)   if exercise of the Award is required, the Award may be exercised in full at the Change Effective Time;

provided, however, that with respect to an Award that consists of deferred compensation under Section 409A of the Code, in the event of a Change of Control that does not satisfy the requirements for a change in the ownership or effective control of Boots & Coots or a change in the ownership of a substantial portion of the assets of Boots & Coots within the meaning of Section 409A of the Code and Treasury guidance and regulations related to Section 409A of the Code, including but not limited to Notice 2005-1 and such other Treasury guidance or regulations issued thereunder, then delivery of payment with respect to such Award as provided herein shall be delayed until payment may be made to the Participant without negative tax consequences to the Participant under Section 409A of the Code.

12.2          Assumption of Awards.   Upon a Change of Control where Boots & Coots is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised before the Change of Control will be assumed by or replaced with comparable options or rights in the surviving corporation (or a parent of the surviving corporation) in accordance with Section 409A of the Code and the regulations thereunder, and other outstanding Awards will be converted into similar awards of the surviving corporation (or a parent of the surviving corporation); provided that such assumed or replacement awards shall provide for automatic acceleration or waiver as provided in Section 12.1.

12.3          Cancellation of Awards.   Notwithstanding the foregoing, on or prior to the date of a Change of Control, the Committee may take any of the following actions with respect to any  outstanding Award, without the consent of any Participant: (a) the Committee may require that Participants surrender their outstanding Options and SARs, whether or not vested, in exchange for payment by Boots & Coots, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs, whether or not vested, exceeds the exercise price or grant price, and (b) with respect to Participants holding Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement, assuming acceleration of vesting and waiver of restrictions as provided in Section 12.1 and that all performance criteria and other conditions to payment of such Awards are achieved or fulfilled to the maximum extent possible. Payments made upon a Change of Control pursuant to this Section shall be made no later than the date on which the Change of Control occurs; provided, however, that with respect to an Award that consists of deferred compensation under Section 409A of the Code, in the event of a Change of Control that does not satisfy the requirements for a change in the ownership or effective control of Boots & Coots or a change in the ownership of a substantial portion of the assets of Boots & Coots within the meaning of Section 409A of the Code and Treasury guidance and regulations related to Section 409A of the Code, including but not limited to Notice 2005-1 and such other Treasury guidance or regulations issued thereunder, then delivery of payment with respect to such Award as provided herein shall be delayed until payment may be made to the Participant without negative tax consequences to the Participant under Section 409A of the Code.

ARTICLE XIII. AMENDMENT AND TERMINATION

13.1          Plan Amendment and Termination.   The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (a) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) counsel for Boots & Coots determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of any exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to statutory or regulatory requirements, such as, without limitation, changes to Code Section 409A, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award. Notwithstanding the foregoing, Boots & Coots may amend the Plan or an Award Agreement (i) to cause an Award to be exempt from Code Section 409A or to comply with the requirements of Code Section 409A or (ii) to modify any provision that causes an Award that is intended to be classified as an “equity instrument” under FAS 123R to be classified as a liability on Boots & Coots’ financial statements.

13.2          Award Amendment and Cancellation.   The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XIV. MISCELLANEOUS

14.1          Award Agreements.   After an Award is granted under the Plan to a Participant, Boots & Coots and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on Boots & Coots’ records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

14.2          Listing; Suspension.

(a)    As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Boots & Coots shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)   If at any time counsel to Boots & Coots or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Boots & Coots or its Affiliates under the laws of any applicable jurisdiction, Boots & Coots or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Boots & Coots or its Affiliates.

(c)    Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

14.3          Additional Conditions.   Notwithstanding anything in the Plan to the contrary:  (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Boots & Coots a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (c) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

14.4          Transferability.

(a)    All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Boots & Coots of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)   Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c)    If provided in the Award Agreement, Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Boots & Coots. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d)   Incident to a Participant’s divorce, the Participant may request that Boots & Coots agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. Boots & Coots’ decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Boots & Coots. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Boots & Coots harmless from any claim that may arise out of Boots & Coots’ observance of the terms of any such domestic relations order.

14.5          Withholding Taxes.   Boots & Coots shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable taxes required by law to be withheld with respect to such payment, may require the Participant to pay to Boots & Coots such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to Boots & Coots previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

14.6          No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

14.7          Notices.   All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (c) if sent by telecopy or facsimile transmission, when the answer back is received. Boots & Coots or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (a) to a Participant at his address as set forth in the records of Boots & Coots or (b) to Boots & Coots at the principal executive offices of Boots & Coots clearly marked “Attention:  General Counsel.”

14.8          Compliance with Law and Stock Exchange or Association Requirements.   It is the intent of Boots & Coots that all Awards either be exempt from Code Section 409A or, if not exempt, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 409A of the Code, that Plan provision shall cease to apply. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements. The Committee may agree to limit its authority under this Section.

14.9          Binding Effect.   The obligations of Boots & Coots under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Boots & Coots or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Boots & Coots. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

14.10       Severability.   If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

14.11       No Restriction of Corporate Action.   Nothing contained in the Plan shall be construed to prevent Boots & Coots or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Boots & Coots or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Boots & Coots or any Affiliate as a result of such action.

14.12       Governing Law.   The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

14.13       No Right, Title or Interest in Company Assets.   No Participant shall have any rights as a stockholder of Boots & Coots as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from Boots & Coots under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of Boots & Coots, and such person shall not have any rights in or against any specific assets of Boots & Coots. All Awards shall be unfunded.

14.14       Risk of Participation.   Nothing contained in the Plan shall be construed either as a guarantee by Boots & Coots or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Boots & Coots or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

14.15       No Guarantee of Tax Consequences.   No person connected with the Plan in any capacity, including without limitation Boots & Coots and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.16       Continued Service.   Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the service of Boots & Coots, or interfere in any way with the rights of Boots & Coots to terminate a Participant’s service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of Boots & Coots or an Affiliate to the Participant.

14.17       Miscellaneous.   Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
By:
Name:
Title:

[Proxy Card]

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on September 19, 2006 (the “Annual Meeting”), and a Proxy Statement furnished by the Board of Directors of Boots & Coots International Well Control, Inc. (the “Company”) for the Annual Meeting. I appoint Kirk Krist and Jerry Winchester, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

1.                 Election of two Class III directors for a term of three years or until their earlier death, resignation or removal.

FOR all nominees listed below with no exceptions: ☐	FOR all nominees with exceptions noted below: ☐	WITHHOLD authority for all nominees listed below: ☐

Nominees:	K. Kirk Krist
Douglas E. Swanson

(INSTRUCTION: To withhold authority to vote for one or more of the nominee(s), write the nominee(s) name for which you wish to withhold authority to vote for in the space provided below entitled “Exceptions.”).

Exceptions:

2.                 The proposal to adopt the 2006 Non-Employee Director Stock Incentive Plan, which amends the Company’s 1997 Non-Employee Director Option Plan to allow for issuance of stock and other equity based compensation as a portion of the outside director’s compensation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.                 In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the Annual Meeting.

The Company’s Board of Directors recommends a vote FOR proposals 1 and 2.

(PLEASE READ INSTRUCTIONS ON THE REVERSE SIDE AND EXECUTE)

[Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSALS 1 and 2.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:	, 2006
Signature:
Signature:
(if held jointly)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian, trustee or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope.